                                                                  Exhibit (4)(a)







                    ONE HUNDRED FIRST SUPPLEMENTAL INDENTURE



                        PROVIDING AMONG OTHER THINGS FOR
                              FIRST MORTGAGE BONDS,
                          SERIES 2005 DUE APRIL 1, 2035


                                ----------------



                            DATED AS OF APRIL 1, 2005


                                ----------------


                            CONSUMERS ENERGY COMPANY


                                       TO


                            JPMORGAN CHASE BANK, N.A.
                                     TRUSTEE






                                                          Counterpart ____ of 90

            ONE HUNDRED FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 2005 (hereinafter sometimes referred to as "this Supplemental Indenture"), made and entered into by and between CONSUMERS ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan, with its principal executive office and place of business at One Energy Plaza, in Jackson, Jackson County, Michigan 49201, formerly known as Consumers Power Company (hereinafter sometimes referred to as the "Company"), and JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, with its corporate trust offices at 4 New York Plaza, in the Borough of Manhattan, The City of New York, New York 10004 (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1945 between Consumers Power Company, a Maine corporation (hereinafter sometimes referred to as the "Maine corporation"), and City Bank Farmers Trust Company (Citibank, N.A., successor, hereinafter sometimes referred to as the "Predecessor Trustee"), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture"),

            WHEREAS at the close of business on January 30, 1959, City Bank Farmers Trust Company was converted into a national banking association under the title "First National City Trust Company"; and

            WHEREAS at the close of business on January 15, 1963, First National City Trust Company was merged into First National City Bank; and

            WHEREAS at the close of business on October 31, 1968, First National City Bank was merged into The City Bank of New York, National Association, the name of which was thereupon changed to First National City Bank; and

            WHEREAS effective March 1, 1976, the name of First National City Bank was changed to Citibank, N.A.; and

            WHEREAS effective July 16, 1984, Manufacturers Hanover Trust Company succeeded Citibank, N.A. as Trustee under the Indenture; and

            WHEREAS effective June 19, 1992, Chemical Bank succeeded by merger to Manufacturers Hanover Trust Company as Trustee under the Indenture; and

            WHEREAS effective July 15, 1996, The Chase Manhattan Bank (National Association) merged with and into Chemical Bank which thereafter was renamed The Chase Manhattan Bank; and

            WHEREAS effective November 11, 2001, Morgan Guaranty Trust Company of New York merged with and into The Chase Manhattan Bank which thereafter was renamed JPMorgan Chase Bank; and

            WHEREAS effective November 13, 2004, JPMorgan Chase Bank converted to a national banking association and changed its name to JPMorgan Chase Bank, N.A.; and

            WHEREAS the Indenture was executed and delivered for the purpose of securing such bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Indenture describes and sets forth the property conveyed thereby and is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

            WHEREAS the Indenture has been supplemented and amended by various indentures supplemental thereto, each of which is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

            WHEREAS the Company and the Maine corporation entered into an Agreement of Merger and Consolidation, dated as of February 14, 1968, which provided for the Maine corporation to merge into the Company; and

            WHEREAS the effective date of such Agreement of Merger and Consolidation was June 6, 1968, upon which date the Maine corporation was merged into the Company and the name of the Company was changed from "Consumers Power Company of Michigan" to "Consumers Power Company"; and

            WHEREAS the Company and the Predecessor Trustee entered into a Sixteenth Supplemental Indenture, dated as of June 4, 1968, which provided, among other things, for the assumption of the Indenture by the Company; and

            WHEREAS said Sixteenth Supplemental Indenture became effective on the effective date of such Agreement of Merger and Consolidation; and

            WHEREAS the Company has succeeded to and has been substituted for the Maine corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and

            WHEREAS effective March 11, 1997, the name of Consumers Power Company was changed to Consumers Energy Company; and

            WHEREAS pursuant to a Trust Indenture, dated as of April 1, 2005 (the "MSF Trust Indenture") by and between the Michigan Strategic Fund, a Michigan public body corporate and politic of the State of Michigan (the "Issuer"), and JPMorgan Chase Bank, N.A., as trustee (together with any successor trustee thereto, the "MSF Trust Indenture Trustee"), the Issuer has agreed to issue and sell $35,000,000 principal amount of its Variable Rate Limited Obligation Revenue Bonds (Consumers Energy Company Project) Collateralized Series 2005 (hereinafter sometimes called the "MSF Bonds"), in order to provide funds to finance the costs of constructing, acquiring, improving and installing certain solid waste disposal facilities of the Company; and

            WHEREAS the MSF Trust Indenture provides, among other things, for credit enhancement on the MSF Bonds; and

            WHEREAS Financial Guaranty Insurance Corporation, a New York stock insurance company ("FGIC") has agreed to provide such credit enhancement on the MSF Bonds through the issuance of its municipal bond new issue insurance policy (the "Policy") which insures certain payments of principal of and interest on the MSF Bonds, as specified therein; and

            WHEREAS the Company has entered into a Loan Agreement, dated as of April 1, 2005 with the Issuer (the "Loan Agreement") in connection with the issuance of the MSF Bonds and pursuant to such Loan Agreement the Company has agreed to issue a new series of bonds under the Indenture in order to secure the payment of the MSF Bonds; and

            WHEREAS for such purposes the Company desires to issue a new series of bonds, to be designated Series 2005 due April 1, 2035, each of which bonds shall also bear the descriptive title "First Mortgage Bond" (hereinafter provided for and hereinafter sometimes referred to as the "Series 2005 Bonds"), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rates per annum specified herein and are to mature on April 1, 2035; and

            WHEREAS each of the registered bonds without coupons of the Series 2005 Bonds and the Trustee's Authentication Certificate thereon are to be substantially in the following form:

               [FORM OF REGISTERED BOND OF THE SERIES 2005 BONDS]

                                     [FACE]

                            CONSUMERS ENERGY COMPANY

               FIRST MORTGAGE BOND, SERIES 2005 DUE APRIL 1, 2035

No.                                                                  $35,000,000

            Notwithstanding any provisions hereof or in the Indenture, this bond is not assignable or transferable except as may be required to effect a transfer to any successor trustee under the Trust Indenture, dated as of April 1, 2005 between the Michigan Strategic Fund and JPMorgan Chase Bank, N.A., as trustee, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under said Trust Indenture.

            CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the "Company"), for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as trustee, or registered assigns, the principal sum of Thirty-Five Million Dollars ($35,000,000) or such lesser principal amount as shall be equal to the aggregate principal amount of the MSF

Bonds (as defined below) outstanding on April 1, 2035 and to pay to the registered holder hereof interest on said sum at the rate and in the manner as set forth in the MSF Bonds (as defined below), until the principal hereof shall have become due and payable, payable in each year on each interest payment date for the MSF Bonds (herein referred to as an "interest payment date").

            Under a Trust Indenture dated as of April 1, 2005 (hereinafter sometimes referred to as the "MSF Trust Indenture"), between the Michigan Strategic Fund (hereinafter sometimes called "MSF") and JPMorgan Chase Bank, N.A., as trustee (hereinafter, together with any successor trustee thereto, sometimes called the "MSF Trust Indenture Trustee"), MSF has issued Variable Rate Limited Obligation Revenue Bonds (Consumers Energy Company Project) Collateralized Series 2005 (hereinafter sometimes referred to as "MSF Bonds"). This bond was originally issued to MSF and simultaneously and irrevocably assigned by the MSF to the MSF Trust Indenture Trustee so as to secure the payment of the MSF Bonds. Payments of principal of, or premium, if any, or interest on, the MSF Bonds shall constitute payments on this bond as further provided herein and in the supplemental indenture pursuant to which this bond has been issued.

            The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

            IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

      Dated:

                                               CONSUMERS ENERGY COMPANY

                                               By: _____________________________
                                               Its:_____________________________
Attest:

_____________________________
Assistant Secretary



                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE



            This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                            JPMorgan Chase Bank, N.A., Trustee



                                            By _________________________________
                                               Authorized Officer



                                    [REVERSE]

                            CONSUMERS ENERGY COMPANY

               FIRST MORTGAGE BOND, SERIES 2005 DUE APRIL 1, 2035

            The interest payable on any interest payment date will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the first day of the month in which such interest payment is due (whether or not a business day). The principal of and the premium, if any, and the interest on this bond shall be payable at the office or agency of the Company in the City of Jackson, Michigan designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

            Upon payment of the principal of, or premium, if any, or interest on, the MSF Bonds, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Article VIII of the MSF Trust Indenture, the principal of, and premium, if any, on the Series 2005 Bonds and the interest thereon then due shall, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged and, in the case of the payment of principal and premium, if any, such Series 2005 Bonds shall be surrendered for cancellation or presented for appropriate notation to the Trustee. Upon cancellation of any MSF Bond purchased by the Company pursuant to Article III of the MSF Trust Indenture, in accordance with Section 3.06(a) thereof, the principal of the Series 2005 Bonds shall, to the extent of the principal amount of the MSF Bonds so cancelled, be deemed fully paid and the obligation of the Company under the Series 2005 Bonds to make payment of such principal shall forthwith cease and be discharged and Series 2005 Bonds in a principal amount equal to the principal amount of the MSF Bonds so cancelled shall be surrendered for cancellation or presented for appropriate notation to the Trustee. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Series 2005 Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the MSF Trust Indenture Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the MSF Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the MSF Trust Indenture Trustee pursuant to the Loan Agreement after giving effect to any available moneys in the Bond Fund provided by the MSF Trust Indenture, and (iii) the amount of the arrearage.

            This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an Indenture dated as of September 1, 1945, given by the Company (or its predecessor of the same name, a Maine corporation) to City Bank Farmers Trust Company (JPMorgan Chase Bank, N.A., successor) (hereinafter sometimes referred to as the "Trustee"), and indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds the holders of which are required to approve any such supplemental indenture.

            This bond is not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or by the use of proceeds of released property.

            This bond is redeemable on the respective dates and in the respective principal amounts which correspond to the redemption dates for, and the principal amounts to be redeemed of, the MSF Bonds, including provision for redemption upon demand of the MSF Trust Indenture Trustee following the occurrence of an Event of Default under the MSF Trust Indenture and the acceleration of the MSF Bonds.

            This bond shall not be assignable or transferable except as may be required to effect a transfer to any successor trustee under the MSF Trust Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the MSF Trust Indenture. Any such transfer shall be effected at the Investor Services Department of the Company, as transfer agent (hereinafter referred to as "corporate trust office"). This bond shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said corporate trust office of the transfer agent. However, notwithstanding the provisions of
Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

            No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

           [End of Form of Registered Bond of the Series 2005 Bonds.]

                          - - - - - - - - - - - - - - -

            AND WHEREAS all acts and things necessary to make the Series 2005 Bonds, when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;

            NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $35,000,000 principal amount of Series 2005 Bonds proposed to be issued initially and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alienate and convey unto JPMorgan Chase Bank, N.A., as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 11 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture.

            TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

            SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in
Section 1.02 of the Indenture, and
subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition.

            TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

            BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof.

            AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:

            SECTION 1. There is hereby created one series of bonds designated as hereinabove provided, which shall also bear the descriptive title "First Mortgage Bond", and the form thereof shall be substantially as hereinbefore set forth. Series 2005 Bonds shall be issued in the aggregate principal amount of $35,000,000, shall mature on April 1, 2035 and shall be issued only as registered bonds without coupons in denominations of $5,000 and any multiple thereof. The serial numbers of the Series 2005 Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. Series 2005 Bonds shall bear interest at the rates per annum effective from time to time with respect to the MSF Bonds, until the principal thereof shall have become due and payable, specified in the title thereof, payable on each interest payment date for the MSF Bonds in each year. The principal of and the premium, if any, and the interest on said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the City of Jackson, Michigan designated for that purpose.

            Upon payment of the principal of, and premium, if any, or interest on the MSF Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for payment thereof having been made in accordance with Article VIII of the MSF Trust Indenture, the principal of, and premium, if any, on the Series 2005 Bonds and the interest thereon then due shall, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of the Company thereunder to make such payment shall forthwith cease and be discharged, and, in the case of such payment of principal and premium, if any, such Series 2005 Bonds shall be surrendered for cancellation or presented for appropriate notation to the Trustee. Upon cancellation of any MSF Bond purchased by the Company pursuant to Article III of the MSF Trust Indenture, in accordance with Section 3.06(a) thereof, the principal of the Series 2005 Bonds shall, to the extent of the principal amount of the MSF Bonds so cancelled, be deemed fully paid and the obligation of the Company under the Series 2005 Bonds to make payment of such principal shall forthwith cease and be discharged and Series 2005 Bonds in a principal amount equal to the principal amount of the MSF Bonds so cancelled shall be surrendered for cancellation or presented for appropriate notation to the Trustee. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Series 2005 Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the MSF Trust Indenture Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the MSF Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the MSF Trust Indenture Trustee pursuant to the Loan Agreement after giving effect to any available moneys in the Bond Fund provided by the MSF Trust Indenture, and (iii) the amount of the arrearage.

            Each Series 2005 Bond is to be irrevocably assigned to, and registered in the name of the MSF Trust Indenture Trustee, to secure payment of the MSF Bonds, the proceeds of which have been provided for financing the cost of certain solid waste disposal facilities pursuant to the provisions of the Loan Agreement.

            Series 2005 Bonds shall not be assignable or transferable except as may be required to effect a transfer to any successor trustee under the MSF Trust Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the MSF Trust Indenture. Any such transfer shall be transferred at the Investor Services Department of the Company, as transfer agent (hereinafter and in the Series 2005 Bonds referred to as "corporate trust office"). Series 2005 Bonds shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said corporate trust office of the transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

            SECTION 2. Series 2005 Bonds shall be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for, and the principal amounts to be redeemed of, the MSF Bonds.

            In the event the Company elects or is required to redeem any MSF Bonds prior to maturity in accordance with the provisions of the MSF Trust Indenture, the Company may on the same date redeem the Series 2005 Bonds in principal amounts and at prices corresponding to the MSF Bonds so redeemed. In the event of an optional redemption of any MSF Bonds, the Company agrees to give the Trustee notice of any such redemption of the Series 2005 Bonds on the same date as it gives notice of the optional redemption of the MSF Bonds to the MSF Trust Indenture Trustee.

            Series 2005 Bonds are not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or by the use of proceeds of released property.

            SECTION 3. In the event of an Event of Default under the MSF Trust Indenture and the acceleration of all MSF Bonds, the Series 2005 Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the MSF Trust Indenture Trustee stating that there has occurred under the MSF Trust Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the MSF Bonds, specifying the last date to which interest on the MSF Bonds has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the Series 2005 Bonds. The Trustee shall, within five days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee. Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the Series 2005 Bonds so demanded to be redeemed (hereinafter called the "Demand Redemption Date"). Notice of the date fixed as the Demand Redemption Date shall be mailed by the Company to the Trustee at least ten days prior to such Demand Redemption Date. The date to be fixed by the Company as and for the Demand Redemption Date may be any date up to and including the earlier of (x) the 60th day after receipt by the Trustee of the Redemption Demand or (y) the maturity date of the Series 2005 Bonds; provided, however, that if the Trustee shall not have received such notice fixing the Demand Redemption Date on or before the 10th day preceding the earlier of such dates, the Demand Redemption Date shall be deemed to be the earlier of such dates. The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the "Demand Redemption Notice") to the MSF Trust Indenture Trustee not more than ten nor less than five days prior to the Demand Redemption Date.

            Each of the Series 2005 Bonds shall be redeemed by the Company on the Demand Redemption Date therefor upon surrender thereof by the MSF Trust Indenture Trustee to the Trustee at a redemption price equal to the principal amount thereof plus accrued interest thereon at the rate then in effect with respect to such bond from the Initial Interest Accrual Date to the Demand Redemption Date plus an amount equal to the aggregate premium, if any, due and payable on such Demand Redemption Date on all MSF Bonds; provided, however, that in the event of a receipt by the Trustee of a notice that, pursuant to Section
9.02 of the MSF Trust

Indenture, the MSF Trust Indenture Trustee has terminated proceedings to enforce any right under the MSF Trust Indenture, then any Redemption Demand shall thereby be rescinded by the MSF Trust Indenture Trustee, and no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled; but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

            SECTION 4. The Company reserves the right, without any consent, vote or other action by the holder of the Series 2005 Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend Section
17.02 to read as follows:

            SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections 16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.

            Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

            It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.

            Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 5. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            SECTION 6. Nothing contained in this Supplemental Indenture shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended as above set forth, the Company, the Trustee and the MSF Trust Indenture Trustee, for the benefit of the holder or holders of the MSF Bonds, any right or interest to avail himself of any benefit under any provision of the Indenture, as so supplemented and amended.

            SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the sixth, seventh, eighth and ninth recitals hereof), all of which recitals and statements are made solely by the Company.

            SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

            SECTION 9. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such notice. "Business Day" means, with respect to this Section 9, any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

            SECTION 10. This Supplemental Indenture and the Series 2005 Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

            SECTION 11. Detailed Description of Property Mortgaged:

                                       I.

                      ELECTRIC GENERATING PLANTS AND DAMS.

            All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all power houses, buildings, reservoirs, dams, pipe lines, flumes, structures and works, and the land on which the same are situated, and all water rights, and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.

                                       II.

                          ELECTRIC TRANSMISSION LINES.

            All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for, or relating to, the construction, maintenance or operation of transmission lines, the land and rights for which are owned by the Company, which are either not built or are now being constructed.

                                      III.

                         ELECTRIC DISTRIBUTION SYSTEMS.

            All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                       IV.

               ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES.

            All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.

                                       V.

                  GAS HOLDER STATIONS, GAS COMPRESSOR STATIONS,
                GAS PROCESSING PLANTS, DESULPHURIZATION STATIONS,
                METERING STATIONS, ODORIZING STATIONS, REGULATORS
                                   AND SITES.

            All the holder stations, compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for holding, compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, holders, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such stations or regulators or adjacent thereto, with sites to be used for such purposes.

                                       VI.

                               GAS STORAGE FIELDS.

            The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; and in the Northville Gas Storage Field, located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; and in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; and in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; and in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; and in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; and in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; and in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; and in the Swan Creek Gas Storage Field, located in the Townships of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair County, Michigan.

                                      VII.

                             GAS TRANSMISSION LINES.

            All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipe lines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

                                      VIII.

                            GAS DISTRIBUTION SYSTEMS.

            All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                       IX.

               OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.

            All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated, and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.

                                       X.

             TELEPHONE PROPERTIES AND RADIO COMMUNICATION EQUIPMENT.

            All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, used or available for use In the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communication, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general, divisional and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all ratio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

                                       XI.

                              OTHER REAL PROPERTY.

            All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:

                                  ALCONA COUNTY

            Certain land in Caledonia Township, Alcona County, Michigan described as:

                  The East 330 feet of the South 660 feet of the SW 1/4 of the
            SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09' 30" E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09' 30" W, 330 feet, thence East 264 feet, thence S 02 degrees 09' 30" W, 330 feet to the place of beginning.

                                 ALLEGAN COUNTY

            Certain land in Lee Township, Allegan County, Michigan described as:

                  The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.

                                  ALPENA COUNTY

            Certain land in Wilson and Green Townships, Alpena County, Michigan described as:

                  All that part of the S'ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.

                                  ANTRIM COUNTY

            Certain land in Mancelona Township, Antrim County, Michigan described as:

                  The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.

                                  ARENAC COUNTY

            Certain land in Standish Township, Arenac County, Michigan described as:

                  A parcel of land in the SW 1/4 of the NW 1/4 of Section 12,
            T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26' 00" E along the East and West 1/4 line of said section,
            660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section, 50.0 feet to the place of beginning.

                                  BARRY COUNTY

            Certain land in Johnstown Township, Barry County, Michigan described as:

                  A strip of land 311 feet in width across the SW 1/4 of the NE
            1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E 1/4 post of said section; run thence N 00 degrees 55' 00" E along the East line of said section,

            555.84 feet; thence N 59 degrees 36' 20" W, 1375.64 feet; thence N 88 degrees 30' 00" W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30' 00" W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39'35" W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N'ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30' 00" E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47' 20" E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

                                   BAY COUNTY

            Certain land in Frankenlust Township, Bay County, Michigan described as:

                  The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.

                                  BENZIE COUNTY

            Certain land in Benzonia Township, Benzie County, Michigan described as:

                  A parcel of land in the Northeast 1/4 of Section 7, Township
            26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.

                                  BRANCH COUNTY

            Certain land in Girard Township, Branch County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 23 T5S, R6W,
            described as beginning at a point on the North and South quarter line of said section at a point 1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees 21'E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees 21'W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.

                                 CALHOUN COUNTY

            Certain land in Convis Township, Calhoun County, Michigan described as:

                  A parcel of land in the SE 1/4 of the SE 1/4 of Section 32,
            T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39' 52" W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39' 52" E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)

                                   CASS COUNTY

            Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:

                  The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S,
            R13W.

                                CHARLEVOIX COUNTY

            Certain land in South Arm Township, Charlevoix County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 29, T32N, R7W,
            described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section
            788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30' 19" E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29' 30" W, along said South line of said section 442.1 feet to the place of beginning.

                                CHEBOYGAN COUNTY

            Certain land in Inverness Township, Cheboygan County, Michigan described as:

                  A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said
            Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.

                                  CLARE COUNTY

            Certain land in Frost Township, Clare County, Michigan described as:

                  The East 150 feet of the North 225 feet of the NW 1/4 of the
            NW 1/4 of Section 15, T20N, R4W.

                                 CLINTON COUNTY

            Certain land in Watertown Township, Clinton County, Michigan described as:

                  The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the
            North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.

                                 CRAWFORD COUNTY

            Certain land in Lovells Township, Crawford County, Michigan described as:

                  A parcel of land in Section 1, T28N, R1W, described as:
            Commencing at NW corner said section; thence South 89 degrees 53'30" East along North section line 105.78 feet to point of beginning; thence South 89 degrees 53'30" East along North section line 649.64 feet; thence South 55 degrees 42'30" East 340.24 feet; thence South 55 degrees 44' 37" East 5,061.81 feet to the East section line; thence South 00 degrees 00' 08" West along East section line 441.59 feet; thence North 55 degrees 44' 37" West 5,310.48 feet; thence North 55 degrees 42'30" West 877.76 feet to point of beginning.

                                  EATON COUNTY

            Certain land in Eaton Township, Eaton County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 6, T2N, R4W,
            described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence N 89 degrees 51' 30" E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51' 30" E, 500 feet; thence N 00 degrees 50' 00" W, 600 feet; thence S 89 degrees 51' 30" W parallel with the South line of said section 500 feet; thence S 00 degrees 50' 00" E, 600 feet to the place of beginning.

                                  EMMET COUNTY

            Certain land in Wawatam Township, Emmet County, Michigan described as:

                  The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of
            Section 23, T39N, R4W.

                                 GENESEE COUNTY

            Certain land in Argentine Township, Genesee County, Michigan described as:

                  A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:

                  Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees 42'56"W and 50 feet measured S88 degrees 14'04"W from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees 14'04"W a distance of 550 feet; thence N01 degrees 42'56"W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees 14'04"E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees 42'56"E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.

                                 GLADWIN COUNTY

            Certain land in Secord Township, Gladwin County, Michigan described as:

                  The East 400 feet of the South 450 feet of Section 2, T19N,
            R1E.

                              GRAND TRAVERSE COUNTY

            Certain land in Mayfield Township, Grand Traverse County, Michigan described as:

                  A parcel of land in the Northwest 1/4 of Section 3, T25N,
            R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees 19'15" E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees 19'15" W 225 feet to the West line of said section and the center line of Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.

                                 GRATIOT COUNTY

            Certain land in Fulton Township, Gratiot County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 7, Township 9 North,
            Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of

            George Street; thence West along the North line of George Street 100 feet to place of beginning.

                                HILLSDALE COUNTY

            Certain land in Litchfield Village, Hillsdale County, Michigan described as:

                  Lot 238 of Assessors Plat of the Village of Litchfield.

                                  HURON COUNTY

            Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:

                  The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.

                                  INGHAM COUNTY

            Certain land in Vevay Township, Ingham County, Michigan described as:

                  A parcel of land 660 feet wide in the Southwest 1/4 of Section
            7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said
            Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees 54'45" East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees 54'45" East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees 07'20" West 1461.71 feet; thence North 89 degrees 34'58" West 660.00 feet; thence North 00 degrees 07'20" East 1457.91 feet to the centerline of Sitts Road and the place of beginning.

                                  IONIA COUNTY

            Certain land in Sebewa Township, Ionia County, Michigan described as:

                  A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:

                  To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05' 38" W along the East line of said section, 1218.43 feet; thence S 67 degrees 18' 24" W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18' 24" W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N'ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees

            04' 47" E along said North and South 1/4 line of said section,
            303.67 feet; thence N 67 degrees 18' 24" E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00' 26" E along said East 1/8 line of said section, 303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05' 38" W.)

                                  IOSCO COUNTY

            Certain land in Alabaster Township, Iosco County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 34, T21N, R7E,
            described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North
            165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.

                                 ISABELLA COUNTY

            Certain land in Chippewa Township, Isabella County, Michigan described as:

                  The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29,
            T14N, R3W.

                                 JACKSON COUNTY

            Certain land in Waterloo Township, Jackson County, Michigan described as:

                  A parcel of land in the North fractional part of the N
            fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03' 40" E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32' 00" W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59' 25" W along the North and South 1/4 line of said section 22.38 feet to the North 1/8 line of said section; thence S 89 degrees 59' 10" W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46' 00" W along the center line of said State Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55' 10" E along the West line of said section 74.35 feet; thence S 89 degrees 32' 00" E, 5356.02 feet to the East line of said section; thence S 01 degrees 03' 40" W along the East line of said section 250 feet to the place of beginning.

                                KALAMAZOO COUNTY

            Certain land in Alamo Township, Kalamazoo County, Michigan described as:

                  The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16,
            T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36' 55" W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36' 55" W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33' 40" E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38' 25" E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33' 40" W, 1325.25 feet to the place of beginning.

                                 KALKASKA COUNTY

            Certain land in Kalkaska Township, Kalkaska County, Michigan described as:

                  The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.

                                   KENT COUNTY

            Certain land in Caledonia Township, Kent County, Michigan described as:

                  A parcel of land in the Northwest fractional 1/4 of Section
            15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59' 26" E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59' 26" E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58' 30" W 2510.90 feet to a point herein designated "Point A" on the East bank of the Thornapple River, thence continuing S 88 degrees 53' 30" W to the center thread of the Thornapple River, thence NW'ly along the center thread of said

            Thornapple River to a point which said point is S 88 degrees 58' 30" W of a point on the East bank of the Thornapple River herein designated "Point B", said "Point B" being N 23 degrees 41' 35" W
            360.75 feet from said above-described "Point A", thence N 88 degrees 58' 30" E to said "Point B", thence continuing N 88 degrees 58' 30" E 2650.13 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59' 55" W.)

                                   LAKE COUNTY

            Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:

                  A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of
            Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.

                                  LAPEER COUNTY

            Certain land in Hadley Township, Lapeer County, Michigan described as:

                  The South 825 feet of the W 1/2 of the SW 1/4 of Section 24,
            T6N, R9E, except the West 1064 feet thereof.

                                 LEELANAU COUNTY

            Certain land in Cleveland Township, Leelanau County, Michigan described as:

                  The North 200 feet of the West 180 feet of the SW 1/4 of the
            SE 1/4 of Section 35, T29N, R13W.

                                 LENAWEE COUNTY

            Certain land in Madison Township, Lenawee County, Michigan described as:

                  A strip of land 165 feet wide off the West side of the
            following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

                                LIVINGSTON COUNTY

            Certain land in Cohoctah Township, Livingston County, Michigan described as:

                  Parcel 1

                  The East 390 feet of the East 50 rods of the SW 1/4 of Section
            30, T4N, R4E.

                  Parcel 2

                  A parcel of land in the NW 1/4 of Section 31, T4N, R4E,
            described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13' 06" W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52' 49" W, 2167.87 feet; thence N 88 degrees 59' 49" W, 60 feet; thence N 00 degrees 52' 49" E, 2167.66 feet to the North line of said section; thence S 89 degrees 13' 06" E along said North line of said section, 60 feet to the place of beginning.

                                  MACOMB COUNTY

            Certain land in Macomb Township, Macomb County, Michigan described as:

                  A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner's Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.

                                 MANISTEE COUNTY

            Certain land in Manistee Township, Manistee County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 20, T22N, R16W,
            described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.

                                  MASON COUNTY

            Certain land in Riverton Township, Mason County, Michigan described as:

                  Parcel 1

                  The South 10 acres of the West 20 acres of the S 1/2 of the NE
            1/4 of Section 22, T17N, R17W.

                  Parcel 2

                  A parcel of land containing 4 acres of the West side of
            highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW 1/4 of Section 22, T17N, R17W, running thence South 64 rods, thence NE'ly and N'ly and NW'ly along the W'ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E'ly line of said above described land.

                                 MECOSTA COUNTY

            Certain land in Wheatland Township, Mecosta County, Michigan described as:

                  A parcel of land in the SW 1/4 of the SW 1/4 of Section 16,
            T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.

                                 MIDLAND COUNTY

            Certain land in Ingersoll Township, Midland County, Michigan described as:

                  The West 200 feet of the W 1/2 of the NE 1/4 of Section 4,
            T13N, R2E.

                                MISSAUKEE COUNTY

            Certain land in Norwich Township, Missaukee County, Michigan described as:

                  A parcel of land in the NW 1/4 of the NW 1/4 of Section 16,
            T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01' 45" E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01' 45" W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)

                                  MONROE COUNTY

            Certain land in Whiteford Township, Monroe County, Michigan described as:

                  A parcel of land in the SW1/4 of Section 20, T8S, R6E,
            described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50' 35" E, 250 feet; thence East 100 feet; thence S 00 degrees 50' 35" W parallel with and 16.5 feet distant W'ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.

                                 MONTCALM COUNTY

            Certain land in Crystal Township, Montcalm County, Michigan described as:

                  The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.

                               MONTMORENCY COUNTY

            Certain land in the Village of Hillman, Montmorency County, Michigan described as:

                  Lot 14 of Hillman Industrial Park, being a subdivision in the
            South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.

                                 MUSKEGON COUNTY

            Certain land in Casnovia Township, Muskegon County, Michigan described as:

                  The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.

                                 NEWAYGO COUNTY

            Certain land in Ashland Township, Newaygo County, Michigan described as:

                  The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

                                 OAKLAND COUNTY

            Certain land in Wixcom City, Oakland County, Michigan described as:

                  The E 75 feet of the N 160 feet of the N 330 feet of the W
            526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said
            Section 8, thence N 87 degrees 14' 29" E along the North line of said Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14' 29" E along said North section line a distance of 75.0 feet to the East line of the West 526.84 feet of the NW 1/4 of the NW 1/4 of said Section 8; thence S 02 degrees 37' 09" E along said East line a distance of
            160.0 feet; thence S 87 degrees 14' 29" W a distance of 75.0 feet; thence N 02 degrees 37' 09" W a distance of 160.0 feet to the place of beginning.

                                  OCEANA COUNTY

            Certain land in Crystal Township, Oceana County, Michigan described as:

                  The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.

                                  OGEMAW COUNTY

            Certain land in West Branch Township, Ogemaw County, Michigan described as:

                  The South 660 feet of the East 660 feet of the NE 1/4 of the
            NE 1/4 of Section 33, T22N, R2E.

                                 OSCEOLA COUNTY

            Certain land in Hersey Township, Osceola County, Michigan described as:

                  A parcel of land in the North 1/2 of the Northeast 1/4 of
            Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54' 20" E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17' 05" W along the North 1/8 line 330.89 feet; thence N 01 degrees 54' 20" W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.

                                  OSCODA COUNTY

            Certain land in Comins Township, Oscoda County, Michigan described as:

                  The East 400 feet of the South 580 feet of the W 1/2 of the SW
            1/4 of Section 15, T27N, R3E.

                                  OTSEGO COUNTY

            Certain land in Corwith Township, Otsego County, Michigan described as:

                  Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W,
            described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04' 06" E along the North line of said section,
            330.00 feet; thence S 00 degrees 28' 43" E, 400.00 feet; thence N 89 degrees 04' 06" W, 330.00 feet to the North and South 1/4 line of said section; thence N 00 degrees 28' 43" W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N'ly 33.00 feet thereof for highway purposes.

                                  OTTAWA COUNTY

            Certain land in Robinson Township, Ottawa County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NE 1/4 of the
            NW 1/4 of Section 26, T7N, R15W.

                               PRESQUE ISLE COUNTY

            Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:

                  Part of the South half of the Northeast quarter, Section 24,
            T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East 1/4 corner of said
            Section 24; thence N 00 degrees 15'47" E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees 15'36" W, 400.00 feet, parallel with the North 1/8 line of said Section 24; thence N 00 degrees 15'47" E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees 15'36"E,
            800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees 15'47" W, 800.00 feet, parallel with said East line of Section 24; thence S 88 degrees 15'36" W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.

                  Together with a 33 foot easement along the West 33 feet of the
            Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

                                ROSCOMMON COUNTY

            Certain land in Gerrish Township, Roscommon County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 19, T24N, R3W,
            described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01' E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01' W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.

                                 SAGINAW COUNTY

            Certain land in Chapin Township, Saginaw County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 13, T9N, R1E,
            described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek; thence S 70 degrees 07' 00" E along said center line of said creek 196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.

                                 SANILAC COUNTY

            Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:

                  The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N,
            R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.

                                SHIAWASSEE COUNTY

            Certain land in Burns Township, Shiawassee County, Michigan described as:

                  The South 330 feet of the E 1/2 of the NE 1/4 of Section 36,
            T5N, R4E.

                                ST. CLAIR COUNTY

            Certain land in Ira Township, St. Clair County, Michigan described as:

                  The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.

                                ST. JOSEPH COUNTY

            Certain land in Mendon Township, St. Joseph County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NW 1/4 of SW
            1/4, Section 35, T5S, R10W.

                                 TUSCOLA COUNTY

            Certain land in Millington Township, Tuscola County, Michigan described as:

                  A strip of land 280 feet wide across the East 96 rods of the
            South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of
            Section 3, T9N, R8E, thence S 89 degrees 55' 35" W along the South line of said Section 34 a distance of 329.65 feet, thence N 18 degrees 11' 50" W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11' 50" W a distance of 349.91 feet; thence N 89 degrees 57' 01" W a distance of 294.80 feet; thence S 18 degrees 11' 50" E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58' 29" E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.

                                VAN BUREN COUNTY

            Certain land in Covert Township, Van Buren County, Michigan described as:

                  All that part of the West 20 acres of the N 1/2 of the NE
            fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29' 20" E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29' 20" E along said North line of said section 288.29 feet; thence S 00 degrees 44' 00" E, 1531.92 feet; thence S 89 degrees 33' 30" W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44' 00" W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29' 20" E, 280.5 feet; thence N 00 degrees 44' 00" W, 1320 feet to the North line of said section and the place of beginning.

                                WASHTENAW COUNTY

            Certain land in Manchester Township, Washtenaw County, Michigan described as:

                  A parcel of land in the NE 1/4 of the NW 1/4 of Section 1,
            T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22' 20" E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22' 20" E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36' 57" E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees 22' 20" W, 660 feet; thence S 86 degrees 36' 57" W, 660.91 feet to the place of beginning.

                                  WAYNE COUNTY

            Certain land in Livonia City, Wayne County, Michigan described as:

                  Commencing at the Southeast corner of Section 6, T1S, R9E;
            thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet; thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.

                                 WEXFORD COUNTY

            Certain land in Selma Township, Wexford County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 7, T22N, R10W,
            described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.


            SECTION 12. The Company is a transmitting utility under Section 9501(2) of the Michigan Uniform Commercial Code (M.C.L. 440.9501(2)) as defined in M.C.L. 440.9102(1)(aaa).


            IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board,

President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said JPMorgan Chase Bank, N.A., as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by a Trust Officer, in several counterparts, all as of the day and year first above written.

                                           CONSUMERS ENERGY COMPANY



(SEAL)                                     By     /s/ Laura L. Mountcastle
                                                  --------------------------
                                           Name   Laura L. Mountcastle
                                           Title  Vice President and Treasurer
Attest:



/s/ Joyce H. Norkey
-------------------
Joyce H. Norkey
Assistant Secretary



Signed, sealed and delivered
by CONSUMERS ENERGY COMPANY
in the presence of



/s/ Kimberly C. Wilson
----------------------
Kimberly C. Wilson



/s/ Sammie B. Dalton
--------------------
Sammie B. Dalton



STATE OF MICHIGAN          )
                             ss.
COUNTY OF JACKSON          )

            The foregoing instrument was acknowledged before me this 26th day of April, 2005, by Laura L. Mountcastle, Vice President and Treasurer of CONSUMERS ENERGY COMPANY, a Michigan corporation, on behalf of the corporation.



                                           /s/ Margaret Hillman
                                           --------------------
                                           Margaret Hillman, Notary Public
[SEAL] State of Michigan, County of Jackson My Commission Expires: June 14, 2010 Acting in the County of Jackson

                                           JPMORGAN CHASE BANK, N.A., AS TRUSTEE



(SEAL)                                     By       /s/ L. O'Brien
                                                    --------------
                                                    L. O'Brien
Attest:                                             Vice President


/s/ Rosa Ciaccia
----------------
Rosa Ciaccia
Trust Officer



Signed, sealed and delivered
by JPMORGAN CHASE BANK, N.A.
in the presence of


/s/ Albert Mari
---------------
Albert Mari


/s/ Paul J. Schmazel
--------------------
Paul J. Schmazel


STATE OF NEW YORK          )
                                      ss.
COUNTY OF NEW YORK         )

            The foregoing instrument was acknowledged before me this 26th day of April, 2005, by L. O'Brien, a Vice President of JPMORGAN CHASE BANK, N.A., a national banking association, on behalf of the bank, as trustee.


                                           /s/ Emily Fayan
                                           EMILY FAYAN
                                           Notary Public, State of New York
[Seal]                                     No. 01FA4737006
                                           Qualified in Kings County
                                           Certificate Filed in New York County
                                           Commission Expires Dec. 31, 2005


Prepared by:                               When recorded, return to:
Kimberly C. Wilson                         Consumers Energy Company
One Energy Plaza                           Business Services Real Estate Dept.
Jackson, MI  49201                         Attn:  Nancy Fisher EP7-439
                                           One Energy Plaza
                                           Jackson, MI  49201


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